Exhibit 21.1


                              FFP Partners, L.P.
                         Subsidiary of the Registrant




                                   State of        Type of       Percentage
Legal Name of Subsidiary         Organization      Entity          Owned

FFP Properties, L.P.                 Texas         Limited          60%
                                                 partnership